Exhibit 4.3

EXECUTION COPY

FOURTH AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AND SECURITY AGREEMENT

FOURTH AMENDMENT, dated as of April 3, 2008 (this “Amendment”), to the Debtor-in-Possession Credit and Security Agreement, dated as of November 19, 2007, as amended by the First Amendment and Waiver to Debtor-In-Possession Credit and Security Agreement, dated as of December 20, 2007 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code and as a debtor company under the CCAA (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Revolving Loan Commitment (as defined in the Credit Agreement) and the Term Loan B Commitment (as defined in the Credit Agreement) are due to terminate and the Obligations (as defined in the Credit Agreement) are due to be repaid in full on April 4, 2008;

WHEREAS, Parent and the Borrower have requested that the Agents and the Lenders consent to the amendment of certain terms and conditions of the Credit Agreement as hereinafter set forth, including without limitation, the extension of the Final Maturity Date (as defined in the Credit Agreement); and

WHEREAS, the Agents and the Lenders are willing to enter into this Amendment in order to amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2. Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The definition of the term “Final Maturity Date” is hereby amended and restated in its entirety to read as follows:

“‘Final Maturity Date’: the date which is the earliest of (i) April 25, 2008, (ii) the date of both (A) the earlier of the effective date and the substantial consummation (as defined in Section 1101(2) of the US Bankruptcy Code), in each case, of a plan of reorganization in the Chapter 11 Cases that shall have been confirmed by an order entered by the US Bankruptcy Court and (B) the earlier of the effective date and the substantial implementation, in each case, of a plan of compromise or arrangement in the CCAA Proceedings that shall have been sanctioned by an order entered by the Canadian Bankruptcy Court, (iii) the date upon which the Stay of Proceedings expires, (iv) the date of the closing of a sale of all or substantially all of the Loan Parties’ assets (which shall include a sale of both the lumber and pulp divisions of the Loan Parties) pursuant to Section 363 of the US Bankruptcy Code and the CCAA, and (v) such earlier date on which all Loans and other extensions of credit shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.”;

(b) The definition of the term “Initial Budget” is hereby amended and restated in its entirety to read as follows:

“‘Initial Budget’: the cash requirement forecast setting forth cash collections and disbursements of the Loan Parties for the periods covered thereby (which forecast shall include a calculation of Availability during such period, identify the amount of financing that will be required during each week of such period and identify, on a schedule thereto, the professionals and the projected professional fees and disbursements expected to be paid to such professionals as Administration Charge Expenses and US Carve-Out Expenses during such period) prepared on a weekly basis by or on behalf of the Borrower and delivered by the Borrower to the Agents and the Lenders on or before the Fourth Amendment Effective Date pursuant to Section 4 of the Fourth Amendment, a summary of which is attached to the Fourth Amendment as Schedule I-1A (which such forecast shall update and extend the forecast previously delivered on or prior to the Interim Facility Effective Date pursuant to Section 5.1(v) hereto), together with and as superseded and replaced by the Updated Budget that is required to be delivered by the Borrower to the Agents and the Lenders, in accordance with Section 6.2(g).”; and

(c) The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in the appropriate alphabetical order, to read as follows:

“Fourth Amendment”: that certain Fourth Amendment to Debtor-In-Possession Credit and Security Agreement, dated as of April 3, 2008, among the Parent, the Borrower, the Lenders and the Agents and as acknowledged and agreed by the Guarantors.

“Fourth Amendment Effective Date”: as defined in the Fourth Amendment.

3. Conditions. This Amendment shall become effective as of the date hereof, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Fourth Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties contained in this Amendment and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Fourth Amendment Effective Date shall be true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Delivery of Documents. The Agents shall have received on or before the Fourth Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Agents and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

(i) counterparts of this Amendment which bear the signatures of the Parent, the Borrower, the Guarantors, the Agents and the Lenders;

(ii) an acknowledgment and consent, in the form attached as Exhibit A to this Amendment, duly executed by each Guarantor; and

(iii) a copy of the Initial Budget which updates and extends the cash requirement forecast delivered on or prior to the Interim Facility Effective Date in accordance with Section 5.1(v) of the Credit Agreement, together with a certificate of a duly authorized officer of the Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower to be reasonable at the time made and is consistent with all information then reasonably available to the Borrower,

(d) Proceedings. All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their counsel.

4. Representations and Warranties. To induce the Agents and Lenders to enter into this Amendment, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body or any Bankruptcy Court is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Credit Agreement, as amended hereby, except to the extent any such authorization, approval, action, notice or filing has been obtained, taken, given or filed (as the case maybe) and is in full force and effect.

(d) Enforceability of Loan Documents. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

5. Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

6. Amendment as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (1) any representation or warranty made by the Parent or the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (2) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

BORROWER:

POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

COLLATERAL AGENT AND TERM LOAN B AGENT:

ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Vice Chairman

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
	Name:	Nick Scarfo
	Title:	Vice President

LENDERS:

STYX PARTNERS, L.P.

By:	Styx Associates, LLC, as its General Partner

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Sr. Managing Director

OHSF FINANCING, LTD.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OHSF II FINANCING, LTD.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P., its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

LERNER ENTERPRISES, LLC (fka Lerner Enterprises, LP)

By:	Oak Hill Advisors, L.P., as Investment Advisor for Lerner Enterprises, L.P.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OHA CAPITAL SOLUTIONS, L.P.

By:	OHA Capital Solutions GenPar, L.P., its General Partner

By:	OHA Capital Solutions MGP, LLC, its General Partner

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

OHA CAPITAL SOLUTIONS, LTD.

By:	/s/ Robert Okun
	Name:	Robert Okun
	Title:	Authorized Person

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	Regiment Capital GP, LLC, its General Partner

By:	/s/ Richard T. Miller
	Name:	Richard T. Miller
	Title:	Authorized Signatory

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By:	Drawbridge Special Opportunities GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	President

CREDIT GENESIS CLO 2005-1 LTD.

By:	/s/ Maurine R. Bartlett
	Name:	Maurine R. Bartlett
	Title:	Partner, Cadwalader, Wickersham & Taft LLP Pursuant to a Power of Attorney

DURHAM ACQUISITION CO., LLC

By:	/s/ Maurine R. Bartlett
	Name:	Maurine R. Bartlett
	Title:	Partner, Cadwalader, Wickersham & Taft LLP Pursuant to a Power of Attorney

HBK MASTER FUND L.P.

By:	HBK Services LLC its Investment Advisor

By:	/s/ J. Baker Gentry, Jr.
	Name:	J. Baker Gentry, Jr.
	Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Jonathan M Barnes
	Name:	Jonathan M Barnes
	Title:	Vice President

CONCORDIA PARTNERS, L.P. acting by and through Concordia Advisors, L.L.C., as a Lender

By:	/s/ Allan A. Brown
	Name:	Allan A. Brown
	Title:	Portfolio Manager

MONARCH MASTER FUNDING LTD

By:	Monarch Master Funding LP Its: Advisor

By:	/s/ Andrew J. Herenstein
	Name:	Andrew J. Herenstein
	Title:	Managing Principal

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:	/s/ Anthony Yoseloff
	Name:	Anthony Yoseloff
	Title:	General Partner

ABN AMRO BANK N.V., Canada Branch

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Group Senior Vice President

By	/s/ David W. Stack
	Name:	David W. Stack
	Title:	Senior Vice President

SCHEDULE 1.1A

INITIAL BUDGET

Pope & Talbot Weekly Cash Forecast

Forecast - All Sites Consolidated

(USD $000's)

Current Week Ending 3/21/2008	Week Ending 3/21/2008	Week Ending 3/28/2008	Week Ending 4/4/2008	Week Ending 4/11/2008	Week Ending 4/18/2008	Week Ending 4/25/2008	Totals
Operating Cash Flow
Total Receipts	8,952	11,699	14,472	11,252	13,050	9,507	68,931
Bankruptcy Related Disbursements
Utility Deposits	$—	$—	$—	$—	$—	$—	$—
Prepetition Freight, Shippers & Warehousers	—	—	—	—	—	—	—
Prepetition Critical Vendors	(100)	—	(150)	(90)	—	—	(340)
Prepetition Lien Holders	—	—	—	—	—	—	—
Prepetition Sales Agent	—	—	—	—	—	—	—
Management Incentive Plan	—	—	—	—	—	—	—
Professional Fees	—	(634)	(3,684)	(3,252)	—	—	(7,571)
Other	—	—	—	—	—	—	—

Total	(100)	(634)	(3,834)	(3,342)	—	—	(7,911)
Operating Cash Disbursements
Payroll	$(1,242)	$(1,169)	$(1,123)	$(1,235)	$(1,431)	$(1,994)	$(8,193)
Vacation Payout	—	—	—	—	—	—	—
Payroll Taxes and Benefits	(1,355)	(1,167)	(1,237)	(1,224)	(1,571)	(297)	(6,852)
Logs & Fiber	(4,425)	(4,785)	(3,646)	(3,420)	(3,570)	(3,842)	(23,686)
Utilities / Energy [2]	(1,419)	(630)	(2,827)	(1,236)	(2,062)	(246)	(8,421)
Freight	(2,760)	(1,613)	(1,354)	(1,142)	(994)	(1,368)	(9,230)
Chemicals	(966)	(958)	(965)	(965)	(965)	(965)	(5,784)
Operating Supplies	(361)	(358)	(349)	(349)	(374)	(373)	(2,162)
Shutdown [3]	—	—	—	—	—	—	—
Maintenance Materials & Contract Services	(489)	(422)	(426)	(426)	(426)	(426)	(2,613)
Sales Commissions	(106)	—	—	—	(183)	—	(289)
Lease Payments	(198)	(54)	(146)	(65)	(57)	(44)	(565)
Lumber Duties	—	(400)	—	—	—	—	(400)
Pension Contribution	—	—	—	—	(1,400)	—	(1,400)
Taxes (Property & Other)	(408)	(394)	(375)	(254)	(296)	(297)	(2,024)
Brussels Office	—	—	—	—	—	—	—
Insurance	(25)	—	—	—	—	—	(25)
Professional Fees	(21)	(23)	(21)	(26)	(21)	(23)	(135)
Interest and Financing Costs on Revolver	—	—	(497)	—	—	—	(497)
Capital Expenditures	—	(22)	—	—	—	—	(22)
Other	(594)	(163)	(157)	(227)	(157)	(281)	(1,578)

Total Operating Disbursements	(14,368)	(12,156)	(13,122)	(10,568)	(13,505)	(10,157)	(73,877)
Total Disbursements	$(14,468)	$(12,790)	$(16,956)	$(13,911)	$(13,505)	$(10,157)	$(81,787)

Net Cash Flow	$(5,517)	$(1,091)	$(2,485)	$(2,659)	$(455)	$(650)	$(12,856)

DIP Commitment Fee	—	—	—	—	—	—	—
Term Lender Advisor Fees	—	—	(1,000)	—	—	(1,000)	(2,000)

Grand Total Net Cash Flow	$—	$—	$(1,000)	$—	$—	$(1,000)	$(14,856)

[1]	The forecast does not reflect the net cash impact of the replacement of deposits and prepayment plans for certain vendors that may be assumed by Sinarmas. Management has commenced dialogs with the vendors to determine their willingness to accept altnernative arrangements with Sinarmas. The estimated maximum benefit of the program is approximately $5.2M.

[2]	The pulp utility expenditures have been reduced by $400K in the week ending 4/25/08 for certain May estimated prepaid utility charges. If the utility providers require May prepayments prior to the date above and the Company pays such amounts, it will seek reimbursement from Sinarmas at closing.

[3]	Approximately $1.0M of prepaid shutdown expenses related to prepayments for the waterwash and maintenance outage for the Mackenzie pulp mill that is scheduled in May has been removed from the forecast above.

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Debtor-in-Possession Credit and Security Agreement dated as of November 19, 2007 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code (the “Parent”), POPE & TALBOT LTD., a Canadian corporation, as a debtor and debtor-in-possession under the US Bankruptcy Code, and as a debtor company under the CCAA (the “Borrower”), the Guarantors set forth on the signature pages thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the First Amendment dated the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date all references in any such Loan Documents to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Guarantors outstanding upon the taking effect of the Amendment.

Dated: as of April 3, 2008

[signature pages follow]

POPE & TALBOT SPEARFISH LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

POPE & TALBOT RELOCATION SERVICES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

P&T POWER COMPANY, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	VP & CFO

POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

POPE & TALBOT LUMBER SALES, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

MACKENZIE PULP LAND LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T LFP INVESTMENT LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T FUNDING LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T FINANCE ONE LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T FINANCE TWO LIMITED PARTNERSHIP, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	PENN TIMBER, INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T FACTORING LIMITED PARTNERSHIP as a Debtor and Debtor-in-Possession under the US Bankruptcy Code

By:	POPE & TALBOT PULP SALES U.S., INC., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Managing General Partner

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO

P&T FINANCE THREE LLC, as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA

By:	POPE & TALBOT LTD., as a Debtor and Debtor-in-Possession under the US Bankruptcy Code and as a debtor company under the CCAA, as its Manager

By:	/s/ R. Neil Stuart
Name: R. Neil Stuart
Title: VP & CFO